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								 EXHIBIT 3
								 PAGE 1


			     State of Delaware

		      Office of the Secretary of State

		  ________________________________________



	I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE,
DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BOSTON TECHNOLOGY, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF JULY, A.D. 1995, AT 3 O'CLOCK P.M.
	A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.






				      /s/ Edward J. Freel
				      __________________________________
				      Edward J. Freel, Secretary of State

				      AUTHENTICATION: 7571001
2211686  8100

				      DATE:   07-12-95
950155621























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								   EXHIBIT 3
								   PAGE 2

				CERTIFICATE OF AMENDMENT
					   OF
			      CERTIFICATE OF INCORPORATION
					   OF
				BOSTON TECHNOLOGY, INC.


				Pursuant to Section 242
			    of the Corporation Law of the
				   State of Delaware
		     ___________________________________________

BOSTON TECHNOLOGY, INC, (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

	FIRST:    At a meeting of the Board of Directors of the Corporation
	held on March 1, 1995, a resolution was duly adopted, pursuant to
	Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting said amendment to the stockholders of the Corporation for considera-tion thereof. A majority of the stockholders of the Corporation approved said proposed amendment, at a meeting held on June 22, 1995, in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:       That Section 5.01 of the Corporation's Certificate of
Incorporation be and it hereby is deleted in its entirety and the following paragraph is inserted in lieu thereof:

		"5.01 Authorized Shares. The aggregate number of shares of Common Stock the Company shall have authority to issue is Sixty Million (60,000,000), $.001 par value. All shares of the Company shall be issued for such consideration, expressed in dollars, as the Board of Directors may, from time to time, determine."

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereto affixed and this Certificate of Amendment of Certificate of Incorporation to be signed by its President and attested by its Secretary this 22nd day of June, 1995,

						BOSTON TECHNOLOGY, INC.

						By:/s/ John C.W. Taylor
						_______________________
						John C.W. Taylor
						President and Chief
						Executive Officer
Corporate Seal

Attest:         /s/ Carol B. Langer
		______________________
		Carol B. Langer,
		Secretary


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